UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014 (April 26, 2014)

ORIENTAL DRAGON CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	000-52133	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 48 South Qingshui Road Laiyang City, Shandong, People’s Republic of China	265200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (535) 729-6152

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On April 26, 2014, Oriental Dragon Corporation (the “Company”) received a letter of resignation from its independent auditors, Grant Thornton China, a member firm of Grant Thornton International (“Grant Thornton”), indicating that the client-auditor relationship had ceased as of April 22, 2014.  The Company’s Board of Directors approved the resignation.

Grant Thornton’s report on our financial statements for the fiscal year ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Except as disclosed herein, during the fiscal years ended December 31, 2012 and 2013 and through Grant Thornton’s dismissal on April 22, 2014, there were (1) no disagreements with Grant Thornton  on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its report, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Grant Thornton with a copy of this disclosure on June 24, 2014, providing Grant Thornton with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  Upon receipt of the requested letter from Grant Thornton, we will file a copy of such letter as Exhibit 16.1 to this current report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

As of June 26, 2014, the Board of Directors appointed Marcum Bernstein and Pinchuk LLP (“Marcum”), as our independent auditor.

During the years ended December 31, 2012 and 2013 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Marcum with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The Company has authorized Grant Thornton to respond fully to Marcum’s inquiries concerning each of the matters of disagreement described in below Item 4.02.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 26, 2014, the Company received notice from Grant Thornton that the Company’s financial statements for the year ended December 31, 2012, the audit opinion issued by Grant Thornton on those financial statements and the quarterly financial statements for interim periods ended between March 31, 2012 and September 30, 2013 should no longer be relied upon. Management is not aware of any misstatements on financial statements for those periods.  The Company has retained Marcum to re-audit the fiscal years ended December 31, 2011 and December 31, 2012, audit the fiscal year ended December 31, 2013 and review the interim periods between March 31, 2012 and September 30, 2013 and for the interim period ended March 31, 2014.

Grant Thornton indicated that during the course of its audit of the Company’s financial statements for the year ended December 31, 2013, they believed documents and related information brought to their attention called into question the authenticity and reliability of certain documents that formed the basis for the Company’s financial statements. The principal subjects that gave rise to Grant Thornton’s concerns included (1) the authenticity of the legal document provided to Grant Thornton from the Laiyang government to support the Company’s exclusive rights to produce Laiyang pear concentrate; (2) perceived irregularities in information provided by management to authenticate customer information; (3) discrepancies between publicly available data regarding pear production for the region in which the Company does business and the production capacity reported by the Company; and (4) discrepancies between publicly available data regarding certain PRC state and local income taxes paid by the Company. The Company’s management discussed each of these matters with Grant Thornton and promptly retained the independent investigators recommended by Grant Thornton to investigate these matters.

The independent investigator, Chen & Co Law Firm, a subsidiary of Ernst & Young (China), went to the Laiyang city governmental offices on April 17, 2014 and conducted due diligence with regard to the first issue. The investigator concluded that the documents provided by the Company to Grant Thornton to support the Company’s exclusive rights to produce Laiyang pear concentrate were in conformity with the documents kept at the Laiyang government.

The second independent investigator recommended by Grant Thornton, Fengshen Marketing Research Ltd., confirmed the data reported by the Company with regard to pear planting acreage and the production capacity in the region.  Grant Thornton alleged that the total pear harvest in Laiyang was 249,000 metric tons; far below the 1.5 million metric tons claimed by the Company and well below the 450,000 metric tons the Company utilized in 2013 to produce pear juice concentrate. The Fengshen report concluded that, contrary to Grant Thornton’s accusation, the total annual harvest exceeded 2 million metric tons.

For reasons the Company does not understand, Grant Thornton did not agree with the conclusions reached by the investigators they recommended.

The Company also believes the second and fourth concerns are not warranted. Regarding the “irregularities” of the customer information, Grant Thornton stated that since at first they were not able to verify one of the two bio-feed customers (50%), that this was deemed to mean that they were not able to verify 50% of the Company’s total revenue, notwithstanding that the bio-feed business only accounted for approximately 2% of the Company’s total revenues. The Company is not aware of any irregularities and produced invoices and remittances associated with all sales of its bio-feed products and arranged interviews for Grant Thornton with each of the two customers. Grant Thornton conducted the interviews during which each customer confirmed their relationship with the Company. However, Grant Thornton stated that they determined through other sources that one of the customers had no relationship with the Company. The Company does not agree with this allegation, has an excellent three-year relationship with both customers and has not been shown any evidence that supports Grant Thornton’s allegation.

Regarding the tax issue, Grant Thornton never claimed the Company did not pay its taxes but rather were of the view that since the public record maintained by various official and unofficial parties available on the Internet did not conform and reflect all payments made by the Company, that the Company may have stated its tax payments incorrectly.  The Company believes they have paid the appropriate state and local income tax required by PRC laws and provided sufficient evidence for such payments to Grant Thornton including tax receipts. The Company’s bank statements received by Grant Thornton directly from the bank confirmed all payments and the tax receipts were subsequently confirmed to Grant Thornton by the PRC tax authorities.

There were several discussions between representatives of the Company and Grant Thornton in an attempt to resolve the disagreements over the above issues.  For reasons the Company does not understand, despite the efforts and resolutions described above, Grant Thornton is of the view that these issues were not resolved to their satisfaction.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The Company will file the letter from Grant Thornton regarding this Current Report on Form 8-K as an exhibit 16.1 as soon as the Company receives such letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014	ORIENTAL DRAGON CORPORATION

	By:	/s/ Zhide Jiang
	Name:	Zhide Jiang
	Title:	Chief Executive Officer